EX-99.906CERT

CERTIFICATION

I, Rick Gonsalves, Chief Executive Officer and Bob Anastasi, Chief Financial Officer and Treasurer of AmericaFirst Quantitative Funds (the “Registrant”), certifies to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                               Chief Financial Officer and Treasurer

AmericaFirst Quantitative Funds

       AmericaFirst Quantitative Funds

/s/Rick Gonsalves                                                        /s/Bob Anastasi

Rick Gonsalves                                                            Bob Anastasi

Date: November 1, 2019                                              Date: November 1, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AmericaFirst Quantitative Funds and will be retained by AmericaFirst Quantitative Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.